                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 12(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

/X/ Filed by the Registrant
/_/ Filed by a party other than the Registrant

Check the appropriate box:

/_/  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/_/  Definitive Additional Materials
/_/  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Regeneron Pharmaceuticals, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         Regeneron Pharmaceuticals, Inc.
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing Fee (Check the appropriate box):

/X/ No fee required.
/_/ Fee computed on table below per Exchange Act Rule 14a-6(i)(l) and 0-11.

1)   Title of each class of securities to which transaction applies:

     ___________________________________________________________________________

2)   Aggregate number of securities to which transaction applies:

     ___________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ___________________________________________________________________________

4)   Proposed maximum aggregate value of transaction:

     ___________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Indentify the provious filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount previously paid:________________________________________

     2) Form, Schedule, or Registration No.:______________________________

     3) Filing party:__________________________________________________

     4) Date filed:  April 30, 1999

Regeneron Pharmaceuticals, Inc.
                                Proxy
                                    Statement

                                             Dear Shareholder:

                                             The Annual Meeting of Shareholders of
                                             Regeneron Pharmaceuticals, Inc. will be held
                                             at the Westchester Marriott Hotel, 670 White
                                             Plains Road, Tarrytown, New York 10591 at
                                             10:30 a.m., Eastern Daylight Savings Time, on
                                             Friday, June 11, 1999.


                                             The purposes of the meeting are:

NOTICE OF ANNUAL MEETING OF                  o To elect three Directors to hold office for
SHAREHOLDERS                                 a three-year term as Class II Directors, and
                                             until their successors are duly elected and
                                             qualified;


TO BE HELD ON JUNE 11, 1999
                                             o To ratify, confirm, and approve the Board's
                                             January 22, 1999 resolution of the increase
                                             of 1,500,000 in the number of shares reserved
                                             for issuance under Regeneron's Amended and
                                             Restated 1990 Long-Term Incentive Plan;

                                             o To approve the selection of
                                             PricewaterhouseCoopers LLP as independent
                                             accountants for the fiscal year ending
                                             December 31, 1999; and

                                             o To act upon such other matters as may
                                             properly come before the meeting and any
                                             adjournment or postponement thereof.

                                             The Board of Directors has fixed the close of
                                             business on April 16, 1999 as the record date
                                             for the determination of shareholders
                                             entitled to notice of and to vote at the
                                             meeting and at any adjournment or
                                             postponement thereof.



                                             Whether or not you plan to attend the Annual
                                             Meeting, please complete, sign, and date the
                                             accompanying proxy and return it promptly in
                                             the enclosed prepaid envelope. If you attend
                                             the Annual Meeting, you may vote in person if
Regeneron Pharmaceuticals, Inc.              you wish, even if you have previously
                                             returned your proxy.
777 Old Saw Mill River Road
Tarrytown, New York 10591-6707               By Order of the Board of Directors,
(914) 345-7400

                                             Paul Lubetkin
                                             Secretary
                                             Tarrytown, New York
                                             May 7, 1999

Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
(914) 345-7400




                                                                     May 7, 1999



Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. to be held on Friday, June 11, 1999 at 10:30 a.m. at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591.

         Whether or not you plan to attend the Annual Meeting, please mark, sign, and date the accompanying proxy and return it promptly in the enclosed prepaid envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy.



                                           Sincerely,



                                           P. Roy Vagelos, M.D.
                                           Chairman of the Board of Directors

Proxy Statement
1999 Annual Meeting of Shareholders of
Regeneron Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
Proxy Solicitation

This Proxy Statement is furnished to the shareholders of Regeneron Pharmaceuticals, Inc., a New York corporation (the "Company"), in connection with the solicitation by its Board of Directors from holders of the Company's Common Stock (the "Common Stock") and Class A Common Stock (the "Class A Stock") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Friday, June 11, 1999 at 10:30 a.m., at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591, and at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Company's executive offices are located at 777 Old Saw Mill River Road, Tarrytown, New York 10591.

This Proxy Statement and form of proxy are first being mailed to shareholders of the Company on or about May 7, 1999. All proxies duly executed and received prior to or at the Annual Meeting, and not revoked, will be voted on all matters presented at the meeting in accordance with the instructions indicated on such proxies. In the absence of instructions, proxies so received will be voted (1) FOR the named nominees to the Company's Board of Directors, (2) TO ratify, confirm, and approve the Board's January 22, 1999 resolution of the increase of 1,500,000 in the number of shares reserved for issuance under the Company's Amended and Restated 1990 Long-Term Incentive Plan, and (3) FOR the approval of the selection of PricewaterhouseCoopers LLP as independent accountants for the Company's fiscal year ending December 31, 1999. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have discretion to vote on such matters in accordance with their best judgment.

Any proxy given pursuant to this solicitation may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting. The persons named as proxies in the enclosed form of proxy, Leonard S. Schleifer and Paul Lubetkin, were selected by the Board of Directors of the Company and are officers of the Company.

Record Date & Voting at the Annual Meeting

The Board of Directors of the Company has fixed the close of business on April 16, 1999 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of Common Stock and Class A Stock on the record date will be entitled to notice of, and to vote at, the Annual Meeting. As of April 16, 1999, 27,670,661 shares of Common Stock and 3,630,786 shares of Class A Stock were outstanding. The Common Stock and the Class A Stock vote together on all matters as a single class, with the Common Stock being entitled to one vote per share and the Class A Stock being entitled to ten votes per share. No other voting securities of the Company were outstanding on the record date. The holders of a majority of the shares issued and outstanding attending personally or by proxy will constitute a quorum for the transaction of business at the Annual Meeting.

Election of directors will be determined by a plurality of the votes cast in person or by proxy at the Annual Meeting. All other matters presented to shareholders will be determined by the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Under applicable New York law, in determining whether any proposal has received the requisite number of affirmative votes and tabulating the votes for directors, abstentions and broker nonvotes will be disregarded and will have no effect on the outcome of the vote.

Annual Report

The Company's Annual Report to Shareholders for the year ended December 31, 1998 is being furnished herewith to shareholders of record on or about May 7, 1999. The Annual Report to Shareholders does not constitute a part of the proxy soliciting material. The Company has also filed with the Securities and Exchange Commission a report on Form 10-K for the year ending December 31, 1998, a copy of which will be furnished (except for exhibits) without charge to any shareholder upon written request addressed to the Investor Relations Department of the Company at the address shown above.

Security Ownership of Management

The following table sets forth, as of April 16, 1999, the number of shares of the Company's Common Stock and Class A Stock beneficially owned by each of its directors or nominees for directors, and all directors and executive officers as a group, and the percentage that such shares represent of the total combined number of outstanding Common Stock and Class A Stock, based upon information obtained from such persons.

Management and Directors Stock Ownership Table as of April 16, 1999

                                                                                                       Percentage
                                                                               Number of                   of
                                              Number of Shares                 Shares of              Common Stock
Name of Beneficial Owner                      of Class A Stock                Common Stock          & Class A Stock
                                                Beneficially                  Beneficially           Beneficially
                                                   Owned                         Owned                   Owned
                                                    (1)                           (1)                     (2)
----------------------------------------------------------------------------------------------------------------------

Leonard S. Schleifer, M.D., Ph.D.                1,769,340 (3)                 305,000 (8)               6.6%
P. Roy Vagelos, M.D.                                     0                     923,001 (9)               3.0%
Charles A. Baker                                    62,384 (4)                  50,591 (10)                *
Michael S. Brown, M.D.                              60,749                     110,001 (11)                *
Alfred G. Gilman, M.D., Ph.D.                      124,912                     114,701 (12)                *
Joseph L. Goldstein, M.D.                           52,000                      91,668 (11)                *
Fred A. Middleton c/o Sanderling Ventures           73,528 (5)                  68,019 (10)                *
Eric M. Shooter, Ph.D.                              92,911                     110,001 (11)                *
George L. Sing                                           0                     102,221 (10)                *
Murray A. Goldberg                                       0                      71,400 (13)                *
Paul Lubetkin                                       30,912 (6)                  80,800 (14)                *
George D. Yancopoulos, M.D., Ph.D.                  42,750 (7)                 348,600 (15)              1.2%
Randall R. Rupp                                          0                      88,300 (11)                *

All Directors and Executive Officers             2,361,060                   2,648,349                  15.2%
   as a Group (21 persons)
------------------------------------------

*  Represents less than 1%

(1) The inclusion herein of any Class A Stock or Common Stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed.

(2) Number of shares outstanding includes 31,301,447 shares outstanding as of April 16, 1999 plus any shares subject to options held by the person or entity in question that are currently exercisable or exercisable within sixty days after April 16, 1999.

(3) Includes 58,550 shares of Class A Stock held in trust for the benefit of Dr. Schleifer's two sons, of which Dr. Schleifer disclaims beneficial ownership. Excludes 33,000 shares of Class A Stock held by the Schleifer Family Foundation, a charitable foundation, of which Dr. Schleifer disclaims beneficial ownership.

(4) Excludes shares owned by Sanderling Ventures, of which Mr. Baker is a special limited partner.

(5) Fred A. Middleton, a Director of the Company, is a General Partner of Sanderling Ventures, and the beneficial owner of the shares. Sanderling Ventures consists of several entities: Sanderling Venture Partners II, L.P., Sanderling Ventures Limited, L.P., and Sanderling Biomedical, L.P. Also includes 16,018 shares of Common Stock held directly by Mr. Middleton and 2,000 shares of Common Stock held in trust for the benefit of Mr. Middleton's children, of which Mr. Middleton disclaims beneficial ownership.

(6) Includes 4,800 shares of Class A Stock held in trust for the benefit of Mr. Lubetkin's son and excludes 7,500 shares held by Mr. Lubetkin's wife. Mr. Lubetkin disclaims beneficial ownership of all such shares.

(7) Includes 19,383 shares of Class A Stock held in trust for the benefit of Dr. Yancopoulos's children and excludes 205 shares held by Dr. Yancopoulos's wife. Dr. Yancopoulos disclaims beneficial ownership of all such shares.

(8) Includes 240,000 shares of Common Stock purchasable upon the exercise of options granted pursuant to the Long-Term Incentive Plan which are exercisable or become so within sixty days from April 16, 1999.

(9) Includes 600,000 shares of restricted Common Stock purchased by Dr. Vagelos in January 1995 pursuant to an agreement with the Company that provides, among other things, that such restricted shares are not transferable, with such restriction lapsing ratably over a five year period. Also includes 20,001 shares of Common Stock purchasable upon the exercise of options granted pursuant to the Long-Term Incentive Plan which are exercisable or become so within sixty days from April 16, 1999.

(10) Includes 50,001 shares of Common Stock purchasable upon the exercise of options granted pursuant to the Long-Term Incentive Plan which are exercisable or become so within sixty days from April 16, 1999.

(11) All shares of Common Stock beneficially owned represents shares of Common Stock purchasable upon the exercise of options granted pursuant to the Long-Term Incentive Plan which are exercisable or become so within sixty days from April 16, 1999.

(12) Includes 110,001 of Common Stock purchasable upon the exercise of options granted pursuant to the Long-Term Incentive Plan which are exercisable or become so within sixty days from April 16, 1999.

(13) Includes 68,000 shares of Common Stock purchasable upon the exercise of options pursuant to the Long-Term Incentive Plan which are exercisable or become so within sixty days from April 16, 1999, and excludes 300 shares held jointly as custodian for Mr. Goldberg's children, of which Mr. Goldberg disclaims beneficial ownership.

(14) Includes 79,800 shares of Common Stock purchasable upon the exercise of options pursuant to the Long-Term Incentive Plan which are exercisable or become so within sixty days from April 16, 1999.

(15) Includes 333,600 shares of Common Stock purchasable upon the exercise of options pursuant to the Long-Term Incentive Plan which are exercisable or become so within sixty days from April 16, 1999.

Security Ownership of Certain Beneficial Owners as of April 16, 1999

Set forth below is the name, address, and stock ownership of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock or Class A Stock.

                                                                                                   Percentage of
                                                                                                  Shares of Common
                                                Number of Shares          Number of Shares       Stock and Class A
                                                of Class A Stock          of Common Stock       Stock Beneficially
  Name and Address of Beneficial Owner         Beneficially Owned        Beneficially Owned           Owned
------------------------------------------------------------------------------------------------------------------
 Leonard S. Schleifer, M.D., Ph.D.                 1,769,340 (1)              305,000                  6.6% (2)
     777 Old Saw Mill River Road
     Tarrytown, New York  10591

 Amgen Inc.                                          788,766                3,650,000                 14.2% (3)
     1840 DeHavilland Drive
     Thousand Oaks, California 91320

 Procter & Gamble Pharmaceuticals, Inc.                    0                5,150,000                 16.5% (4)
      10200 Alliance Road
      Cincinnati, Ohio  45242

---------------------------------
(1) Includes 58,550 shares of Class A Stock held in trust for the benefit of Dr. Schleifer's two sons, of which Dr. Schleifer disclaims beneficial ownership. Excludes 33,000 shares of Class A Stock held by the Schleifer Family Foundation, a charitable foundation, of which Dr. Schleifer disclaims beneficial ownership.

(2) Number of shares deemed outstanding includes 31,301,447 shares outstanding as of April 16,1996 plus 240,000 shares subject to options held by Dr. Schleifer that are currently exercisable or exercisable within sixty days after April 16, 1999.

(3) Number of shares deemed outstanding includes 31,301,447 shares outstanding as of April 16, 1996, and does not include a warrant held by Amgen to purchase 700,000 shares of Common Stock.

(4) Number of shares deemed outstanding includes 31,301,447 shares outstanding as of April 16, 1999, and does not include a warrant held by Procter & Gamble to purchase 1,450,000 shares of Common Stock.

--------------------------------------------------------------------------------
ELECTION OF DIRECTORS

Nominees

The Board of Directors is divided into three classes, denominated Class I, Class II, and Class III, with members of each class holding office for staggered three-year terms. There are currently three Class I Directors, whose terms expire at the 2001 Annual Meeting, three Class II Directors, whose terms expire at the 1999 Annual Meeting, and three Class III Directors, whose terms expire at the 2000 Annual Meeting (in all cases subject to the election and qualification of their successors and to their earlier death, resignation, or removal).

At each annual meeting of shareholders, the successors to directors whose terms expire shall be elected to serve from the time of election and qualification until the third annual meeting following their election and until a successor has been duly elected and qualified. All of the nominees for Class II Directors are currently Class II Directors of the Company. All of these nominees have indicated a willingness to serve if elected, but if any should be unable or unwilling to serve, proxies may be voted for substitute nominees designated by the Board of Directors.


The following table contains information, as of April 16, 1999, with respect to the persons who serve on the Board, including the persons who have been nominated to serve a three-year term as directors.

                                                                                                Served as a
                                                                                                Director       Class
Name                                        Age          Position with the Company              Since          of Dir.
----                                        ---          -------------------------              -----          -------
P. Roy Vagelos, M.D.  (1)                   69           Chairman of the Board                  1995             II
Leonard S. Schleifer, M.D., Ph.D.           46           Director, Chief Executive Officer,     1988             I
                                                         and President
Eric M. Shooter, Ph.D. (1)                  75           Director and Member of                 1988             I
                                                         Scientific Advisory Board
Fred A. Middleton (2)                       49           Director                               1990             I
Joseph L. Goldstein, M.D. (1)               59           Director and Member of Scientific      1991             II
                                                         Advisory Board
Alfred G. Gilman, M.D., Ph.D. (1)           57           Director and Member of Scientific      1990             II
                                                         Advisory Board
George L. Sing (2)(3)                       50           Director                               1988             III
Charles A. Baker (2)(3)                     66           Director                               1989             III
Michael S. Brown, M.D. (1)                  58           Director and Member of Scientific      1991             III
                                                         Advisory Board

-------------------------------------------

     (1)   Member of the Technology Committee.
     (2)   Member of the Audit Committee.
     (3)   Member of the Compensation Committee.


--------------------------------------------------------------------------------
Background of Nominees for Class II Directors

ALFRED G. GILMAN, M.D., Ph.D., 57, a co-founder of the Company, has been a Director of the Company since July 1990 and a member of the Scientific Advisory Board since 1988. Dr. Gilman has been the Raymond and Ellen Willie Professor of Molecular Neuropharmacology and Chairman of the Department of Pharmacology at The University of Texas Southwestern Medical Center at Dallas since 1981 and was named a Regental Professor in 1995. Dr. Gilman is a member of the National Academy of Sciences. He is the Consulting Editor of "Goodman and Gilman's The Pharmacological Basis of Therapeutics," the leading medical pharmacology textbook. Dr. Gilman received the Nobel Prize for Physiology or Medicine in 1994. Dr. Gilman is a member of the Board of Directors of Eli Lilly & Company.

JOSEPH L. GOLDSTEIN, M.D., 59, has been a Director of the Company since June 1991 and a Member of the Company's Scientific Advisory Board since January 1988. Dr. Goldstein has been the Professor of Medicine and Genetics and Chairman of the Department of Molecular Genetics at The University of Texas Southwestern Medical Center at Dallas for more than five years. Dr. Goldstein is a member of the National Academy of Sciences. Drs. Goldstein and Brown jointly received the Nobel Prize for Physiology or Medicine in 1985.

P. ROY VAGELOS, M.D., 69, has been a Director of the Company, Chairman of the Board, and member of the Scientific Advisory Board since January 1995. Dr. Vagelos was Chairman of the Board and Chief Executive Officer of Merck & Co., Inc. He joined Merck in 1975, became a director in 1984, President and Chief Executive Officer in 1985, and Chairman in 1986. Dr. Vagelos retired from all positions with Merck in 1994. He is also currently Chairman of the Board of Trustees of the University of Pennsylvania and a member of the Board of Directors of PepsiCo, Inc., The Prudential Insurance Company of America, and Estee Lauder Companies.


--------------------------------------------------------------------------------
Background of Directors Whose Terms are Continuing


--------------------------------------------------------------------------------
Directors Whose Terms Expire at the 2001 Annual Meeting (Class I)

LEONARD S. SCHLEIFER, M.D., Ph.D., 46, founded Regeneron in 1988 and has been its President and Chief Executive Officer since its inception and served as Chairman of the Board from 1990 through 1994. In 1992, Dr. Schleifer was appointed Clinical Professor of Neurology at the Cornell University Medical School, and from 1984 to 1988 he was Assistant Professor at the Cornell University Medical School in the Departments of Neurology and Neurobiology. Dr. Schleifer received his M.D. and Ph.D. in Pharmacology from the University of Virginia. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology.

ERIC M. SHOOTER, Ph.D., 75, a co-founder of the Company, has been a director of the Company and member of the Scientific Advisory Board since 1988. Dr. Shooter has been a Professor at Stanford University School of Medicine since 1968. He was the founding Chairman of the Department of Neurobiology at Stanford University School of Medicine in 1975 and served as its Chairman until 1987. He is a Fellow of the Royal Society of England, a Fellow of the American Academy of Arts and Sciences, and a Foreign Associate of the Institute of Medicine of the National Academy of Sciences.

FRED A. MIDDLETON, 49, has been a Director of the Company since July 1990. Mr. Middleton also served as the Company's Chief Financial Officer and Treasurer from October 1988 to May 1991. Mr. Middleton is a General Partner of Sanderling Ventures, a venture capital firm he co-founded with Dr. Robert McNeil in December 1987 specializing in early stage biomedical companies. Sanderling Ventures is a shareholder of the Company. See "Security Ownership of Management." Between 1984 and 1987, he was Managing General Partner of Morgan Stanley Ventures and, from 1978 through 1984, was Vice President and Chief Financial Officer of Genentech, Inc., and President, Genentech Development Corporation. He is also a member of the Board of Directors of Vical, Inc.


--------------------------------------------------------------------------------
Directors Whose Terms Expire at the 2000 Annual Meeting (Class III)

CHARLES A. BAKER, 66, has been a Director of the Company since February 1989. Since December 1989, he has been the Chairman, President, and Chief Executive Officer of The Liposome Company, Inc., a publicly held company. During his career, Mr. Baker served in senior management capacities in various pharmaceutical companies, including the positions of Group Vice President, Squibb Corporation (now Bristol-Myers Squibb) and President, Squibb International. He also held various senior executive positions at Abbott Laboratories and Pfizer, Inc. Mr. Baker is a special limited partner in Sanderling Ventures, which is a shareholder of the Company. See "Security Ownership of Management."

MICHAEL S. BROWN, M.D., 58, has been a Director of the Company since June 1991 and a Member of the Company's Scientific Advisory Board since January 1988. Dr. Brown is Professor of Medicine and Genetics and the Director of the Center for Genetic Diseases at The University of Texas Southwestern Medical Center at Dallas. He is a member of the National Academy of Sciences. He is a Director of Pfizer, Inc. His scientific contributions in cholesterol and lipid metabolism were made in collaboration with Dr. Joseph L. Goldstein. Drs. Brown and Goldstein jointly received the Nobel Prize for Physiology or Medicine in 1985.

GEORGE L. SING, 50, has been a Director of the Company since January 1988. From February 1990 until February 14, 1991, Mr. Sing served as a consultant to Merrill Lynch Venture Capital Inc. with respect to the Company. From 1982 to February 1990, Mr. Sing was a Vice President and member of the Board of Directors of Merrill Lynch Venture Capital, Inc., a venture capital firm, which was the management company for ML Venture Partners II, L.P., a shareholder of the Company. Since 1987, Mr. Sing has been a limited partner of MLVPII Co., L.P., a general partner of ML Venture Partners II, L.P. Since 1993, Mr. Sing has been a general partner of Zitan Partners, an investment and advisory firm.

--------------------------------------------------------------------------------
Board Committees

The Company's Board of Directors has an Audit Committee of which Messrs. Baker, Middleton, and Sing are members. The Audit Committee is responsible for reviewing the Company's financial results, the scope and results of audits, and the evaluation of the Company's system of internal controls. It also recommends the appointment of independent accountants. The Audit Committee is comprised of directors who are not officers or employees of Regeneron.

The Board of Directors has a Compensation Committee of which Messrs. Baker and Sing are members. The Compensation Committee has responsibility for administering and approving cash compensation of all corporate officers and of other employees of the Company, and for the administration of the Company's Executive Stock Purchase Plan and Long-

Term Incentive Plan. Members of this committee are directors who are not officers or employees of Regeneron.

The Board of Directors also has a Technology Committee of which Drs. Brown, Gilman, Goldstein, Shooter, and Vagelos are members. The Technology Committee has the responsibility for reviewing the Company's scientific and medical programs and policies. The Technology Committee members are also members of the Regeneron Scientific Advisory Board.

During the last fiscal year, the Board of Directors held five meetings, the Audit Committee held two meetings, the Compensation Committee held three meetings, and the Technology Committee held four meetings. No director attended fewer than 75 percent of the number of Board of Directors meetings and meetings of committees on which he served.


--------------------------------------------------------------------------------
Compensation of Directors

Non-employee directors receive an annual retainer of $5,000 and a payment of $2,000 for each Board meeting attended in person. No additional retainer is paid for committee service. Directors who are not employees are reimbursed for their actual expenses relating to their attendance at Board of Directors meetings. For his service as Chairman of the Board in 1998, Dr. Vagelos received an additional $70,000. In accordance with an agreement dated as of January 8, 1995 between Dr. Vagelos and the Company, Dr. Vagelos purchased 600,000 restricted shares of Common Stock ("Restricted Shares") for $300,000. He also received an option to purchase up to 285,000 shares of the Company's Common Stock. The Restricted Shares are nontransferable, with such restriction lapsing ratably over a five year period. The stock options entitle Dr. Vagelos to purchase an equal number of shares of Common Stock at the fair market value of the Common Stock as of the date of grant, or $3.50 per share. On December 31, 1998, Dr. Vagelos entered into a five-year employment agreement with Regeneron, pursuant to which, effective January 1, 1999, he became a part-time employee. Dr. Vagelos did not become an officer of Regeneron or change his title. His annual compensation as an employee will be $100,000. In accordance with the employment agreement, the Company issued Dr. Vagelos an option, pursuant to the Long-Term Incentive Plan, to purchase up to 162,500 shares of Regeneron Common Stock at an exercise price of $7.41 per share; the option will vest over five years. In addition, the Company agreed to recommend to the Compensation Committee that Dr. Vagelos be granted additional stock option grants on or about January 1, 2000 through 2004 in the amount of the greater of (a) 125,000 shares or (b) 125% of the highest annual option grant made to an officer of the Company at the time of each respective year's annual grant to officers. Such additional option grants are subject to a number of conditions. If Dr. Vagelos dies or is disabled while he is employed by Regeneron, all options granted by Regeneron to him will immediately become exercisable at the time of death or disability.

Pursuant to the Company's Long-Term Incentive Plan, each member of the Board of Directors who is not at the time of grant an employee of the Company or any subsidiary of the Company (an "Outside Director") receives an automatic grant of an option to purchase 10,000 shares of Common Stock with an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. The grant occurs on March 1 of each year prior to the termination of the Long-Term Incentive Plan. An option so granted is exercisable as to one-third of the shares on the anniversary of the date of grant on each of the three subsequent calendar years, and will expire ten years following the date of grant. If prior to the option's expiration or exercise the grantee ceases to be a voting member of the Board of Directors, then the portion of the option that at that time is not exercisable will expire and the portion of the option, if any, that is exercisable may be exercised during the three months after the director ceases to be a voting member of the Board of Directors. In 1998, the Company paid Dr. Shooter $60,000 for services provided as Chairman of the Scientific Advisory Board. Effective in 1999, the Scientific Advisory Board will have no permanent chair. In addition, in 1998 the Company paid Drs. Brown, Gilman, Goldstein, and Vagelos $15,000 each as members of the Scientific Advisory Board.

--------------------------------------------------------------------------------
Executive Compensation

Set forth below is information concerning the annual and long-term compensation for services performed during each of the last three fiscal years for Regeneron's Chief Executive Officer and its four other highest-compensated executive officers (the "Named Officers").

Summary Compensation Table

                                                                                                 Long Term
                                                      Annual Compensation                       Compensation
                                                                                                   Awards
                                        ------------------------------------------------------------------------------------------

                                                                                    Other        Securities
      Name and                                                                     Annual        Underlying            All Other
Principal Position                         Year       Salary        Bonus       Compensation       Options          Compensation (1)
------------------                         ----       ------        -----       ------------       -------          ----------------
Leonard S. Schleifer, M.D., Ph.D           1998      $410,000      $100,000        $1,640         160,000               $4,800
  President and Chief                      1997       415,077       100,000         1,670          80,000                    0
  Executive Officer                        1996       363,683        60,000         2,790          80,000                    0


George D. Yancopoulos, M.D., Ph.D          1998      $299,000             0             0               0               $4,800
  Senior Vice President of Research        1997       269,448             0             0         130,000                    0
  and Chief Scientific Officer             1996       195,500             0             0               0                    0

Murray A. Goldberg                         1998      $210,000             0             0          30,000               $4,800
  Vice President, Finance &                1997       192,231             0             0          25,000                    0
  Administration, Treasurer,               1996       174,615             0             0          30,000                    0
  and Chief Financial Officer

Paul Lubetkin                              1998      $200,000             0             0          20,000               $4,800
  Vice President, General                  1997       196,823             0             0          20,000                    0
  Counsel, and Secretary                   1996       179,615             0             0          20,000                    0

Randall R. Rupp                            1998      $195,000             0             0          30,000               $4,650
   Vice President, Manufacturing and       1997       185,885             0             0          20,000                    0
   Process Science                         1996       169,231             0             0          25,000                    0

                                        ------------------------------------------------------------------------------------------

----------------------
(1) Represents a matching Company contribution under the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan.

Options

All options to purchase Regeneron Common Stock granted to the Named Officers have been granted under the Company's Long-Term Incentive Plan. Set forth below is information about grants of options during 1998 to the Named Officers. No Restricted Share Rights, Stock Appreciation Rights, Incentive Stock Rights, or Incentive Unit Rights have been granted by the Company.

Options Grants in Last Fiscal Year


                                              Number of       Percent of
                                              Securities     Total Options
                                             Underlying       Granted to         Exercise
                                               Options         Employees          Price        Expiration
Name                                        Granted (#)(1)   In Fiscal Year      ($/Share)        Date
----                                        --------------   --------------      ---------        ----
Leonard S. Schleifer, M.D., Ph.D                160,000          21.3%            $8.625         1/01/08

George D. Yancopoulos, M.D., Ph.D                     0             -                  -               -

Murray A. Goldberg                               14,324           1.9%            $8.625         1/01/08
                                                 15,676           2.1%            $8.625         1/01/08

Paul Lubetkin                                    16,000           2.1%            $8.625         1/01/08
                                                  4,000           0.5%            $8.625         1/01/08

Randall R. Rupp, Ph.D                            24,000           3.2%            $8.625         1/01/08
                                                  6,000           0.8%            $8.625         1/01/08


                                                   Potential Realizable Value
                                                    at Assumed Annual Rates
                                                        of Stock Price
                                                       Appreciation for
                                                          Option Term

Name                                             5%   ($)            10%  ($)
----                                             --------           ---------

Leonard S. Schleifer, M.D., Ph.D                 867,875            2,199,365

George D. Yancopoulos, M.D., Ph.D                      -                    -

Murray A. Goldberg                                77,696              196,898
                                                  85,030              215,483

Paul Lubetkin                                     86,787              219,936
                                                  21,697               54,984

Randall R. Rupp, Ph.D                            130,181              329,905
                                                  32,545               82,476

--------------------------------------------

(1) All options granted expire ten years from the date of grant and become exercisable ratably over five years beginning one year from the date of grant.

--------------------------------------------------------------------------------
Aggregated Option Exercise in Last Fiscal Year and Fiscal Year-End Option Values The following table shows information with respect to the Named Officers concerning options exercised during 1998 and the value of stock options held as of the end of 1998.


                                                                      Number of Securities               Value of Unexercised
                                        Shares                       Underlying Unexercised                  In-the-Money
                                     Acquired on      Value                Options at                         Options at
Name                                 Exercise (#)  Realized ($)       Fiscal Year-End (#)              Fiscal Year-End ($) (1)
-----------------------------------  ------------- -------------  -----------------------------   ------------------------------
                                                                    Exercisable   Unexercisable      Exercisable  Unexercisable
                                                                    -----------   -------------      -----------  -------------
Leonard S. Schleifer, M.D., Ph.D.             0                0        208,000       272,000                0             0

George D. Yancopoulos, M.D., Ph.D.            0                0        300,600       191,650          754,167       204,812

Murray A. Goldberg                        2,000            4,438         39,000        92,000           30,954        33,768

Paul Lubetkin                             5,000           30,940         65,800        68,200          152,122        57,496

Randall R. Rupp                               0                0         76,300        63,200          209,213        49,650

------------------------------------

(1) Based on the closing sales price of the Company's Common Stock on December 31, 1998 reported on the Nasdaq Stock Market of $7.032, less the exercise price.

--------------------------------------------------------------------------------
Employment Agreement

On February 12, 1998, the Company entered into an employment agreement with Dr. Schleifer providing for his employment with the Company through December 31, 2002. During the term of his employment, the Company will pay Dr. Schleifer a base salary of $410,000 (retroactive to January 1, 1998), with such increases as may be determined by the Compensation Committee and approved by the Board of Directors. Under his employment agreement, Dr. Schleifer may participate in all Company benefit and incentive programs. During his employment term, the Company will maintain life insurance on Dr. Schleifer's life in the amount of $1,000,000 payable to beneficiaries designated by Dr. Schleifer. Also under the employment agreement, the Company has agreed that in the event that Dr. Schleifer's employment is terminated other than for cause (as defined in the agreement) or is terminated by Dr. Schleifer for good reason (as defined in the agreement to include specified acts of constructive termination, as well as the first year following a change in control of the Company) (collectively, an "Involuntary Termination"), the Company will pay Dr. Schleifer his base salary for 15 months, continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance for 18 months, and accelerate certain otherwise unexercisable stock options granted to Dr. Schleifer. Upon an involuntary Termination within three years after a change in control of the Company or within three months prior thereto, the Company will pay Dr. Schleifer an amount equal to two times his base salary in effect, continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance for 24 months, and accelerate certain otherwise unexercisable stock options granted to Dr. Schleifer. Notwithstanding the foregoing, if payments resulting from the change in ownership as defined in
Section 280G(b)(2) of the Internal Revenue Code exceed certain thresholds, the amounts and benefits provided under the employment agreement will be automatically reduced to an amount that would not subject Dr. Schleifer to the excise tax under Section 4999 of the Internal Revenue Code or the Company to a loss of deductibility under Section 280G.


--------------------------------------------------------------------------------
Compensation Committee
Report on Executive Compensation

The Company's executive compensation program is administered by the Compensation Committee, which is comprised of two directors. Subject to approval by the Board of Directors, the Compensation Committee is responsible for (among other things) determining the compensation package of each executive officer. The Compensation Committee considers the views and recommendations of other directors, including those of Dr. Schleifer, in making decisions regarding the compensation of the Company's executive officers.

The Company's executive compensation program is designed to promote the achievement of the Company's business objectives and, thereby, to maximize long-term corporate performance and shareholder value. The compensation of the executive officers consists of a combination of base salary, bonuses, and long-term stock-based incentives through the Company's Long-Term Incentive Plan. The Compensation Committee believes it is important for stock incentives to constitute a significant portion of the compensation package in order to help align executive and shareholder interests. In determining the total amount and mixture of the compensation package for each executive officer, including Dr. Schleifer and the other Named Officers, the Compensation Committee and the Board consider numerous factors, the most important of which are (i) the Company's needs and objectives, including attracting, motivating, and retaining key management personnel, (ii) individual performance, including the expected contribution to the Company's objectives of each executive officer, (iii) compensation of persons holding comparable positions, including data obtained from outside studies and proxy materials on the payment of executive officers at comparable companies, as well as the Company's most direct competitors, and (iv) the overall value to each executive of his or her compensation package. No specific numerical weight is given to any of these factors.

The 1998 base salaries of the Named Officers as a group (other than Dr. Schleifer) increased by an average of 7.06 percent over 1997. These increases were made in January 1998 and reflected the Committee's review in late 1997 of individual performance and internal and outside compensation studies of competitive and regional factors.

Dr. Schleifer's 1998 compensation package was based on the same factors as described above for all executive officers pursuant to the Company's executive compensation objectives. In 1998, Dr. Schleifer's base salary increased 1.7 percent over 1997. In addition, the Compensation Committee directed that Dr. Schleifer be paid a bonus of $100,000 in 1998 based on his achievements in 1997. The Compensation Committee considered, among other things, the clinical progress of brain-derived neurotrophic factor and neurotrophin-3 during 1997, the Company's progress in its preclinical programs aimed at obesity and diabetes associated with obesity as well as other diseases and conditions outside of the nervous system, and other significant accomplishments that occurred during 1997, including significant fund-raising activities and the commencement of several important collaborations with corporate partners. These achievements were guided and managed by Dr. Schleifer and the Named Officers.

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation over $1 million to the Chief Executive Officer and the other Named Officers unless certain conditions are met. The Company's Chief Executive Officer and the other Named Officers have not received compensation over $1 million.

Charles A. Baker, Chairman
George L. Sing


--------------------------------------------------------------------------------
Certain Relationships and Related Transactions

There is no information required to be disclosed by Item 404 of Regulation S-K under the Securities Act of 1933. This Item requires disclosure of certain transactions between Regeneron or a subsidiary of Regeneron and a director, officer, or holder of five percent of any class of Regeneron voting securities (or any member of the immediate family of the foregoing persons).

Performance Graph

Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of (i) The Nasdaq Pharmaceutical Stocks Index and (ii) The Nasdaq Stock Market (U.S.) Index for the period from December 31, 1993 through December 31, 1998.


                                [LINE GRAPH]


                             12/31/93          12/31/94        12/31/95         12/31/96      12/31/97       12/31/98
                         ----------------  ---------------  --------------  --------------  ------------  --------------
        Regeneron                $100           $19             $ 82             $101          $ 56          $ 45
        Nasdaq Pharm              100            75              138              139           143           183
        Nasdaq-US                 100            98              138              170           209           293

The above graph assumes $100 investments on December 31, 1993 in the Company's Common Stock, The Nasdaq Pharmaceutical Stocks Index, and The Nasdaq Stock Market (U.S.) Index, with all dividends reinvested.


--------------------------------------------------------------------------------
Officers of the Registrant

All officers of the Company are appointed annually and serve at the pleasure of the Board of Directors. The names, positions, ages, and background of the Company's senior managers who are not nominees for or currently Directors as of April 16, 1999, are set forth below:

GEORGE D. YANCOPOULOS, M.D., Ph.D., 39, has been Senior Vice President, Research since June 1997 and Chief Scientific Officer since January 1998. Dr. Yancopoulos was Vice President, Discovery from January 1992 until June 1997, and was employed by the Company since March 1989 as Senior Staff Scientist, and Head of Discovery from January 1991 to January 1992. From January 1988 to February 1989, he was a Lucille P. Markey Scholar at Columbia University. He received his Ph.D. in Biochemistry and Molecular Biophysics and his M.D. from Columbia University.

JESSE M. CEDARBAUM, M.D., 47, has been Vice President, Clinical Affairs since January 1993, and was Program Director of Clinical Affairs of the Company from July 1990 until December 1992. He was Associate Professor of Neurology and Neuroscience at Cornell University Medical College and director of the Parkinson and Movement Disorders Clinics, New York Hospital and The Burke Rehabilitation Center from 1983 to 1990 and is currently Clinical Associate Professor of Neurology at Mt. Sinai Medical School in New York. Dr. Cedarbaum is a board certified neurologist. Dr. Cedarbaum received his M.D. from the Yale University School of Medicine.

MURRAY A. GOLDBERG, 54, has been Vice President, Finance & Administration, Treasurer, and Chief Financial Officer since March 1995. Prior to joining the Company, Mr. Goldberg was Vice President, Finance, Treasurer, and Chief Financial Officer of PharmaGenics, Inc. from February 1991 and a Director of that Company from May 1991. From 1987 to 1990, Mr. Goldberg was Managing Director, Structured Finance Group at the Chase Manhattan Bank, N.A. and from 1973 to 1987 he served in various managerial positions in finance and corporate development at American Cyanamid Company.

HANS-PETER GULER, M.D., 50, has been Vice President, Clinical Sciences since April 1998. From 1994 until joining the Company, Dr. Guler was employed by Chiron Corporation, most recently as Senior Director of

Clinical Development. From 1989 to 1994, he was Associate Director of Drug Development in the Pharmaceuticals Divisions of CIBA-GEIGY Corporation. Dr. Guler received his M.D. from the University of Zurich.

STEVEN L. HOLST, 57, has been Vice President, Quality Assurance and Regulatory Affairs since October 1997. From 1993 until October 1997, Mr. Holst was employed by Novo Nordisk A/S, most recently as Senior Regulatory Officer and Responsible Head of its worldwide Health Care group. From 1990 to 1993, he was Director of Regeneron's regulatory affairs and quality assurance groups.

RICHARD X. HORNE, 48, has been Staff Vice President, Human Resources since August 1998. Immediately prior to joining Regeneron, he was Vice President, Human Resources at Braintree Hospital in Braintree, MA, serving in that capacity since 1990. Mr. Horne also was a member of the Board of Directors of The Rehabilitation Hospital of Rhode Island in North Smithfield, RI from October 1997 until April 1998.

PAUL LUBETKIN, 48, has been Vice President, General Counsel, and Secretary since January 1992. From September 1994 through March 1995, Mr. Lubetkin also served as Acting Chief Financial Officer and Treasurer of the Company. From April 1990 to December 1991, he was the General Counsel and Secretary of the Company. Immediately before joining Regeneron, Mr. Lubetkin was a partner of the law firm Kelley Drye & Warren.

RANDALL G. RUPP, Ph.D., 52, has been Vice President, Manufacturing and Process Science since January 1992, and was Regeneron's Director of Manufacturing from July 1991 until December 1992. From July 1990 to July 1991, Dr. Rupp was Vice President, Research at Biohybrid Technologies, Inc. and from April 1989 to July, 1990 he served as Vice President of Development and Manufacturing at Somatogen Corp. From 1986 to 1989, he served as Vice President of Development and Director of Cell Biology at Invitron Corporation, and from 1985 to 1986, he was Assistant Director, Cell Biology Department, at SmithKline Beckman, Inc. He received his Ph.D. in Biomedical Sciences from the University of Texas, M.D.
Anderson Hospital and Tumor Institution, Houston.

NEIL STAHL, Ph.D., 42 , has been Vice President, Biomolecular Sciences since July 1997. He joined Regeneron in 1991 and was Director, Cytokines and Signal Transduction immediately before becoming an officer. Dr. Stahl received his Ph.D. in Biochemistry from Brandeis University.

DAVID VALENZUELA, Ph.D., 48, has been Vice President, Genomics and Bioinformatics since January 1998. Dr. Valenzuela joined Regeneron in 1990 and most recently was Senior Director, Genomics and Bioinformatics. He received his Ph.D. in molecular biology from the Albert Einstein College of Medicine, Yeshiva University.

DOUGLAS S. McCORKLE, 42, has been Controller of the Company since May 1998 and Assistant Treasurer since June 1998. Before joining Regeneron, Mr. McCorkle was the Controller at Intergen Company from January 1997. He was a manager from 1995 to 1996, Senior Associate from 1992 to 1995, and Associate from 1990 to 1991, with PricewaterhouseCoopers LLP.

BEVERLY C. DUBS, 44, has been Administrative Controller of the Company since May 1998 and Assistant Treasurer of the Company since August 1990. Ms. Dubs has served in various finance and administration capacities at Regeneron since 1989.


--------------------------------------------------------------------------------
AMENDMENT OF THE LONG-TERM INCENTIVE PLAN

The Board of Directors Unanimously Recommends a Vote FOR Amendment and Restatement of the Long-Term Incentive Plan.

On January 22, 1999, the Board of Directors adopted, subject to shareholder approval, an amendment to the Long-Term Incentive Plan (the "Plan"), to increase by 1,500,000 the number of shares of Regeneron Common Stock available for the grant of options and rights and the award of restricted stock and to clarify and update the Plan. The Board believes that this amendment is reasonable and appropriate to meet the Company's objectives of attracting, motivating, and retaining officers, employees, and nonemployee service providers with appropriate experience and ability, and increasing the alignment of interests of officers, employees, and other grantees with those of the Company's shareholders. The Plan provides for the grant and award of Restricted Share Rights, Performance Unit Rights, Stock Options, Stock Appreciation Rights, Incentive Stock Rights (each as defined below). Capitalized terms not otherwise defined herein are as defined in the Plan. A copy of the amended and revised Plan is set forth as Exhibit A to this Proxy Statement.


--------------------------------------------------------------------------------
Description of Principal Features of the Long-Term Incentive Plan

In 1990, the Company adopted, and in February 1991, June 1991, June 1994, June 1995, June 1996, and June 1997 the Company amended and restated the Plan, under which there are reserved for issuance a total of 5,400,000 shares of Common Stock. The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee") comprised of non-employee directors, each of whom is a "non-employee director" (as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended) and an "outside director" (as defined in Section 162(m)). Company officers, employees, nonemployee directors, and other nonemployee service providers are eligible to participate in the Plan. Restricted Share Rights consist of a grant of shares of restricted Common Stock. A holder of restricted stock may vote and, if he or she remains in the service of the Company throughout the restricted period as defined in the Plan (the "Restricted Period"), may generally receive all dividends on all such shares. However, such holder may not transfer such shares except for limited circumstances during the Restricted Period. If for any reason during the Restricted Period, a holder of restricted stock ceases to be in the service of the Company (other than as the result of such holder's death) the holder may be required under certain circumstances, to transfer and return to the Company such restricted stock, and may not receive dividends on such restricted stock. Consistent with Section 162(m), the Plan provides that (i) restrictions on restricted stock may, in the sole discretion of the Committee, lapse upon the achievement of certain preestablished performance goals based upon the criteria described below, and (ii) the maximum number of such performance based Restricted Share Rights that may be granted to an employee in any year is 200,000.

Performance Unit Rights entitle the holder to receive either cash or shares of Common Stock, as determined by the Committee or Administrator, to the extent that preestablished performance goals, based upon the criteria described below, are achieved. Each Performance Unit Right granted is given a maximum value at the beginning of the performance period. The actual value of each right that may be distributed to the recipient is determined by the extent to which the predetermined objective is made. The Plan provides that the maximum unit value of Performance Unit Rights that may be granted to an employee in any year is $500,000. The Plan provides that performance goals will be based on one or more of the following criteria: (i) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits of the Company including, without limitation, that attributable to continuing or other operations of the Company; (ii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company; (iii) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (iv) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of the Company; (v) the attainment of certain target levels of, or a specified percentage increase in, revenues, net income, or earnings before income tax of the Company; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on investment; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholders' equity of the Company; (viii) the achievement of certain target levels of discovery or development of products, including, without limitation, of regulatory approval of new products; (ix) the achievement of certain target levels of sales of new products or licensing in or out of new drugs; and (x) the formation of joint ventures or the completion of other corporate transactions. In addition, the Plan provides that such performance goals may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m), the Committee may: (i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify, or amend the aforementioned business criteria.

Stock options (which may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) entitle the holder to purchase shares of the Common Stock during a specified period at a purchase price of not less than 50% (100% in the case of incentive stock options) of the fair market value of the Common Stock on the day the option is granted. The Plan provides that the maximum number of shares of Common Stock for which Stock Options may be granted to an employee in any year is 500,000, except that such number is 1,000,000 with respect to the employee's initial year of employment with the Company. As amended, the Plan provides that
(i) the Committee may in its discretion grant stock options that are transferable, (ii) the exercise price of stock options and any tax withholding may be paid in cash or by the use of withheld or already owned shares, and (iii) stock options that are exercisable as of the date of the termination of an option holder's employment with the Company may be exercised after such date for the period set forth in the option agreement or as otherwise determined by the Committee.

Stock Appreciation Rights may be granted only to recipients of Stock Options, and the number of shares that may be received pursuant to such Rights is limited to the number of shares subject to the Option. Stock Appreciation Rights may be exercised in lieu of purchasing shares under a related Option and entitles the holder, without payment to the Company, to a number of shares or cash, at the election of the Committee or the Administrator, determined by the increase, if any, in the market value of the shares under the Option between the dates of grant and exercise. The Plan provides that the maximum number of shares of Common Stock for which Stock Appreciation Rights may be granted to an employee in any year is 500,000, except that such number is 1,000,000 with respect to the employee's initial year of employment with the Company.

Incentive Stock Rights are composed of Incentive Stock Units, each of which gives the holder the right to receive, without cash payment to the Company, one share of Common Stock, automatically, at the end of the relevant incentive periods fixed by the Committee or Administrator. Holders of Incentive Stock Rights receive payments equal to any cash dividends that are paid on the Common Stock. In the event of a Change in Control of the Company, as defined in the Plan, the vesting, exercisability and/or payout of Options and Rights may become accelerated, and the value of rights may be determined by the change in control price, as defined in the Plan.

Because awards and grants under the Plan are discretionary, it is not possible to determine the size of future awards. Grants of stock options made to the Named Officers during the last Fiscal Year are set forth above. During the last fiscal year, stock options were granted as follows; to all current executive officers as a group, 310,500 and to all employees other than executive officers, 351,240.

The agreements evidencing grants and awards under the Plan may provide that such grants and awards will vest or become payable upon a "Change in Control" of the Company, as defined in the Plan.

Approximately 371 employees and an indeterminate number of nonemployee service providers are eligible to participate in the Plan. As of December 31, 1998, options for 4,173,625 shares were held by 410 employees and nonemployee service providers at option prices averaging $8.084 per share and expiring during the period from January 2001 to December 2008. No Restricted Share Rights, Performance Unit Rights, Stock Appreciation Rights, or Incentive Stock Rights have been granted under the Plan. The market price per share of Common Stock on April 16, 1999 was approximately $6.88.


--------------------------------------------------------------------------------
Certain Federal Income Tax Consequences

Set forth below is a discussion of certain federal income tax consequences with respect to Stock Options (including incentive stock options ("ISOs") and nonqualified stock options ("NQSOs)) that may be granted pursuant to the Plan.

Nonqualified Stock Options. In the case of a NQSO, an option holder generally will not be taxed upon the grant of an option. Rather, at the time of exercise of such NQSO (and in the case of an untimely exercise of an ISO), the option holder will generally recognize ordinary income for federal income tax purposes in an amount equal to the excess of the then fair market value of the shares purchased over the option price. The Company will generally be entitled to a tax deduction at the time when, and in the amount that, the employee recognizes ordinary income.

Incentive Stock Options. In the case of an ISO, an option holder will generally be in receipt of taxable income upon the disposition of the shares acquired upon exercise of the ISO, rather than upon the grant of the ISO or upon its timely exercise. If certain holding period requirements have been satisfied with respect to outstanding shares so acquired, taxable income will constitute long-term capital gain. The tax consequences of any untimely exercise of an ISO will be determined in accordance with the rules applicable to NQSOs. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option price will be an item of tax adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code. An option holder who pays the option price upon exercise of an option, in whole or in part, by delivering already owned shares of the Company's Common Stock will generally not recognize gain or loss on the shares surrendered at the time of such delivery, except under certain circumstances relating to ISOs. Rather, such gain or loss recognition will generally occur upon disposition of the shares acquired in substitution for the shares surrendered.


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APPROVAL OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors Unanimously Recommends a Vote FOR the Selection of PricewaterhouseCoopers LLP.

The Board of Directors, at the recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1999. This appointment is subject to the approval of the Company's shareholders. Accordingly, the following resolution will be offered at the Annual Meeting:

"RESOLVED, that the appointment, by the Board of Directors of Regeneron Pharmaceuticals, Inc., of PricewaterhouseCoopers LLP as the independent accountants of the Company for the year ending December 31, 1999 is hereby approved."

PricewaterhouseCoopers LLP has been the Company's independent accountants for the past ten years and has advised the Company that it will have in attendance at the Annual Meeting a representative who will be afforded an opportunity to make a statement, if such representative desires to do so, and will respond to appropriate questions presented at the Annual Meeting.

Proxies solicited by management will be voted "FOR" ratification of the selection of PricewaterhouseCoopers LLP as independent accountants unless shareholders indicate in their proxies their desire to have their shares voted "AGAINST" such ratification.


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Other Matters

The Board of Directors of the Company does not intend to present any other items of business and knows of no other items of business that are likely to be brought before the Annual Meeting, except those set forth in the accompanying Notice of the Annual Meeting of Shareholders. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy on such matters in accordance with their best judgment.

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Shareholder Proposals for 2000 Annual Meeting of Shareholders

A shareholder wishing to present a proposal at the 2000 Annual Meeting of Shareholders must submit the proposal in writing and be received by the Company at its principal executive offices (777 Old Saw Mill River Road, Tarrytown, New York 10591) by January 21, 2000 in order for such proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


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Cost of Solicitation

This solicitation is made on behalf of the Board of Directors of the Company. The cost of solicitation of proxies in the accompanying form will be paid by the Company. The Company will also, pursuant to regulations of the Securities and Exchange Commission, make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. In addition to solicitation by use of the mails, certain directors, officers, and employees of the Company may solicit the return of proxies by telephone, telegram, or personal interviews.

By Order of the Board of Directors,


PAUL LUBETKIN
Secretary
Tarrytown, New York
May 7, 1999


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